Exhibit 4.1

AMERICAN MIDSTREAM PARTNERS, LP

AMERICAN MIDSTREAM FINANCE CORPORATION

and

the Guarantors named herein

8.500% SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF JULY 31, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 31, 2018, is among American Midstream Partners, LP, a Delaware limited partnership (the “Company”), American Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 28, 2016 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), pursuant to which the Company has issued $425,000,000 in the aggregate principal amount of 8.500% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 10.03 of the Indenture provides for the automatic release of the Subsidiary Guarantee of a Guarantor in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

WHEREAS, Section 10.03 of the Indenture provides for the automatic release of the Subsidiary Guarantee of a Guarantor at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Issuers and any other Guarantor under a Credit Facility (other than the Notes);

WHEREAS, the Company has sold the Capital Stock of American Midstream Terminaling, LLC, a Delaware limited liability company (“AMID Terminaling”), Blackwater Midstream Corp., a Nevada corporation (“Blackwater Midstream”), Blackwater Georgia, L.L.C., a Georgia limited liability company (“Blackwater Georgia”), Blackwater Harvey, LLC, a Delaware limited liability company (“Blackwater Harvey”), and Blackwater New Orleans, L.L.C., a Louisiana limited liability company (“Blackwater Westwego” and, together with AMID Terminaling, Blackwater Midstream, Blackwater Georgia, and Blackwater Harvey, the “Released Guarantors”) effective July 31, 2018 (the “Effective Date”), after which the Released Guarantors ceased to be Restricted Subsidiaries of the Company, and such sale does not violate Section 4.10 of the Indenture;

WHEREAS, upon the Effective Date, the Released Guarantors will have ceased to guarantee any other Indebtedness of the Issuers and any other Guarantor under a Credit Facility (other than the Notes);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the existing Guarantors and the Trustee may amend or supplement the Indenture, without the consent of the Holders of the Notes, in order to evidence the release of the Released Guarantors as Guarantors and from their obligations under their Subsidiary Guarantees; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

1

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

The parties agree and acknowledge that each of the Released Guarantors was released as a party to and as a Guarantor under the Indenture as of the Effective Date and that beginning on the Effective Date the Released Guarantors have no further obligations or liabilities under their Subsidiary Guarantees or the provisions of the Indenture.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

AMERICAN MIDSTREAM PARTNERS, LP

By: American Midstream GP, LLC, its sole general partner

By:        /s/ Eric T. Kalamaras

Name:   Eric T. Kalamaras

Title:     Senior Vice President and Chief Financial Officer

AMERICAN MIDSTREAM FINANCE CORPORATION

By:        /s/ Eric T. Kalamaras

Name:   Eric T. Kalamaras

Title:     Senior Vice President and Chief Financial Officer

Guarantors:

American Midstream, LLC

American Midstream (Alabama Gathering), LLC

American Midstream (Alabama Intrastate), LLC

American Midstream (AlaTenn), LLC

American Midstream (Burns Point), LLC

American Midstream (Lavaca), LLC

American Midstream (Louisiana Intrastate), LLC

American Midstream (Mississippi), LLC

American Midstream (SIGCO Intrastate), LLC

American Midstream (Tennessee River), LLC

American Midstream AMPAN, LLC

American Midstream Bakken, LLC

American Midstream Chatom, LLC

American Midstream Chatom Unit I, LLC

American Midstream Chatom Unit 2, LLC

American Midstream Costar, LLC

American Midstream Delta House, LLC

American Midstream East Texas Rail, LLC

American Midstream Emerald, LLC

American Midstream Gas Solutions, LP

        By: American Midstream Gas Solutions GP, LLC,

              its general partner

American Midstream Gas Solutions GP, LLC

American Midstream Gas Solutions LP, LLC

American Midstream Madison, LLC

American Midstream Marketing, LLC

American Midstream Mesquite, LLC

American Midstream Midla Reconfiguration, LLC

American Midstream Offshore (Seacrest) LP

By: American Midstream, LLC,

  its general partner

American Midstream Onshore Pipelines, LLC

American Midstream Permian, LLC

American Midstream Piney Woods, LLC

Signature Page to Fourth Supplemental Indenture

American Midstream Republic, LLC

American Midstream Transtar Gas Processing, LLC

AMID Caddo LLC

AMID Crude Oil Services LLC

AMID Crude Oil Storage LLC

AMID Crude Trucking LLC

AMID Energy Products Supply LLC

AMID Liquids Trucking LLC

AMID Merger LP

        By: American Midstream, LLC, its general partner

AMID NLR LLC

AMID Payment Services, LLC

AMID Refined Products LLC

AMID Silver Dollar Pipeline LLC

AMID St. Croix LLC

Argo Merger GP Sub, LLC

Centana Gathering, LLC

Centana Oil Gathering, LLC

D-Day Offshore Holdings, LLC

High Point Gas Gathering, L.L.C.

High Point Gas Gathering Holdings, LLC

High Point Gas Transmission, LLC

High Point Gas Transmission Holdings, LLC

PAM Acquisition Company, LLC

Panther Offshore Gathering Systems, LLC

Panther Operating Company, LLC

Panther Pipeline, LLC

American Panther, LLC

Main Pass Oil Gathering Company, LLC

American Midstream Blackwater, LLC

Blackwater Investments, Inc.

Blackwater Maryland, L.L.C.

By:        /s/ Eric T. Kalamaras

Name:   Eric T. Kalamaras

Title:     Senior Vice President and Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C Stohlmann
Name:	John C Stohlmann
Title:	Vice President

Signature Page to Fourth Supplemental Indenture